                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-12

                             CHENIERE ENERGY, INC.
               (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies: ______________________________

     2)  Aggregate number of securities to which transaction applies: _________________________________

     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act
         Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________________________________________________________

     4)  Proposed maximum aggregate value of transaction: _____________________________________________

     5)  Total fee paid: ______________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: ______________________________________________________________________

     2)  Form, Schedule or Registration Statement No.: ________________________________________________

     3)  Filing Party: ________________________________________________________________________________

     4)  Date Filed: __________________________________________________________________________________

                              CHENIERE ENERGY, INC.
                                Two Allen Center
                         1200 Smith Street, Suite 1740
                           Houston, Texas 77002-4312
                                  713/659-1361



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held July 12, 2000


   Notice is hereby given that the annual meeting of stockholders of Cheniere Energy, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 12, 2000, at 10:00 a.m., at Two Allen Center, 1200 Smith Street, Suite 1740, Houston, Texas, for the following purposes:

1. To elect a Board of seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To approve a proposed amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock subject to the Plan from 1,950,000 to 6,000,000;

3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation pursuant to which (a) the total number of shares of the Company's authorized capital stock would be increased from 65,000,000 to 125,000,000 and (b) the number of shares of the Company's authorized common stock, par value $.003 per share, would be increased from 60,000,000 to 120,000,000;

4. To appoint PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2000; and

5. To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

   A record of stockholders has been taken as of the close of business on May 26, 2000, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

                                         By order of the Board of Directors,

                                          /s/ DON A. TURKLESON
                                         _________________________
                                              Don A. Turkleson
                                                  Secretary




June 12, 2000

                             CHENIERE ENERGY, INC.
                                Two Allen Center
                         1200 Smith Street, Suite 1740
                           Houston, Texas 77002-4312
                                  713/659-1361

                                PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are being mailed to stockholders of Cheniere Energy, Inc., a Delaware corporation (the "Company"), commencing on or about June 15, 2000. The Company's Board of Directors is soliciting proxies to be voted at the Company's annual meeting of stockholders to be held in Houston, Texas on Wednesday, July 12, 2000 and at any adjournment thereof, for the purposes set forth in the accompanying notice.

     The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, proposed amendment of the 1997 Stock Option Plan, proposed amendment of the Company's Amended and Restated Certificate of Incorporation to increase total authorized capital stock and common stock, appointment of PricewaterhouseCoopers LLP as independent accountants, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting.

     Management expects that the only matters to be presented for action at the meeting will be the election of directors, amendment of the 1997 Stock Option Plan, approval of the proposed amendment of the Company's Amended and Restated Certificate of Incorporation to increase total authorized capital stock and common stock, and appointment of PricewaterhouseCoopers LLP as independent accountants.

     At the close of business on May 26, 2000, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were outstanding and entitled to vote 42,989,572 shares of the Company's common stock, par value $.003 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

     The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.


                             ELECTION OF DIRECTORS

NOMINEES

     At the meeting, seven nominees are to be elected to the Company's Board of Directors, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these seven nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

     Two members of the Board are not standing for reelection. William D. Forster, Chairman and Chief Executive Officer of Stonington Corporation in New York, New York, and a co-founder of the Company, has served on the Board since 1996 and as a member of the Audit Committee, the Compensation Committee and the Stock Option Committee. Efrem Zimbalist III, President and Chief Executive Officer of Times Mirror Magazines, a division of Times Mirror Co., and a Vice President of Times Mirror Co., has served on the Board since 1996 and as a member of the Audit Committee, the Compensation Committee and the Stock Option Committee. Mr. Zimbalist resigned from the Board effective September 10, 1999. The Company would like to thank each of Messrs. Forster and Zimbalist for their years of dedicated service to the Company.



     Director Nominee       Director Since     Age           Position
     ----------------       --------------     ---          ----------
    Emanuel Batler               -             73     Nominee for Director

    Nuno Brandolini              -             46     Nominee for Director

    Michael L. Harvey          1999            52     Director, President and
                                                      Chief Executive Officer
    Kenneth R. Peak            1997            54           Director

    Charles M. Reimer          1998            55           Director

    Charif Souki               1996            47     Director and Chairman of
                                                      the Board of Directors

    Walter L. Williams         1996            72     Director and Vice Chairman
                                                      of the Board of Directors

     EMANUEL BATLER has been nominated for election to the Board of Directors. Mr. Batler was Vice-President of Philips Electronics Industries Ltd., the Canadian division of the Dutch-based Philips Company, with responsibility for marketing as well as for corporate mergers and acquisitions. Subsequently, he founded and was president of Glentech Investments, a venture capital company active in both the United States and Canada. After negotiating the sale of this business, Mr. Batler was active from 1974 to 1995 in the commodity futures business, managing firms in Toronto, Hong Kong and Chicago. Since 1970, Mr. Batler has also been chairman of the board of Eclectic Management Sciences, Ltd., a private holding company that controls several operating businesses.

     NUNO BRANDOLINI has been nominated for election to the Board of Directors. Mr. Brandolini has served as Chairman and Chief Executive Officer of Scorpion Holdings, Inc. since 1995. Prior to forming Scorpion Holdings, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Before joining Rosecliff, Mr. Brandolini was a Vice President at Salomon Brothers, Inc. where he was an investment banker involved in mergers and acquisitions in the Financial Entrepreneurial Group. Mr. Brandolini has also worked for Lazard Freres in New York and was President of The Baltheus Group, a merchant banking firm, and Executive Vice President of Logic Capital Corp., a venture capital firm. He currently serves on the Board of private and public companies such as Arabella, Pac Pizza LLC, Sonex Research, The Original San Francisco Toymakers and WalkAbout Computers. Mr. Brandolini was awarded a law degree by the University of Paris, and received an M.B.A. from the Wharton School.

     MICHAEL L. HARVEY is currently President and Chief Executive Officer and a director of Cheniere. Mr. Harvey was elected President and Chief Executive of the Company in June 1999. Mr. Harvey began his career in 1973 with Shell Oil Company in Corporate Planning and Economics. He served as Manager of Land Operations for General Crude Oil Company from 1977 to 1979, when he joined Roy
M. Huffington, Inc. as Vice President. In 1987, Mr. Harvey founded Gulfstar Petroleum Corporation, Gulfstar Operating Company and Gulfstar Energy, Inc. He served as President and CEO of the companies until 1997, when Gulfstar Energy was merged into Domain Energy Corporation (now Range Resources). He was Executive Vice President and a director for Domain in 1998. Mr. Harvey resigned from Domain Energy Corporation upon its merger into Range Resources. Mr. Harvey is a graduate of Texas A&M University and serves on the Finance Advisory Board of Texas A&M University School of Business.

     KENNETH R. PEAK is currently a director of the Company and a member of the Audit Committee, the Compensation Committee, and the Stock Option Committee. Mr. Peak is also President and CEO of Contango Oil

& Gas Company in Houston. Prior to joining Contango in 1999, Mr. Peak had been the President of Peak Enernomics, Incorporated, a company engaged in consulting activities in the oil and gas industry, since forming the company in 1990. From 1989 to 1990, Mr. Peak served as a Managing Director and Co-Manager, Corporate Finance of Howard Weil Incorporated, an investment banking firm. Prior to joining Howard Weil Incorporated, Mr. Peak served as Vice President-Finance for Forest Oil Corporation from 1988 to 1989. Mr. Peak received a B.S. in physics from Ohio University and an M.B.A. from Columbia University. He currently serves as a director of NL Industries, Inc. and Contango Oil & Gas Company.

     CHARLES M. REIMER is currently a director of Cheniere and a member of the Audit Committee, the Compensation Committee, and the Stock Option Committee. Through mid-May 2000, he served as President of British-Borneo USA, Inc. in Houston. Prior to joining British Borneo in November 1998, Mr. Reimer served as Chairman and CEO of Virginia Indonesia Company (VICO), the operator on behalf of Union Texas Petroleum Holdings, Inc. and LASMO plc, of major gas and oil reserves and production located in East Kalimantan, Indonesia. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. After leaving Exxon, Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt to begin eight years of international assignments.

     CHARIF SOUKI, a co-founder of Cheniere, is currently Chairman of the Board of Directors of the Company and a member of the Stock Option Committee. Mr. Souki is an independent investment banker with 20 years of experience in the industry. In the past few years he has specialized in providing financing for promising microcap and small capitalization companies with an emphasis on the oil and gas industry. Mr. Souki received his B.A. from Colgate University and his M.B.A. from Columbia University.

     WALTER L. WILLIAMS is currently Vice Chairman and a director of the Company. Prior to joining the Company, Mr. Williams spent 32 years as a founder and later Chairman and Chief Executive Officer of Texoil, Inc., a publicly held Gulf Coast exploration and production company. Prior to that time, he was an independent petroleum consultant. Mr. Williams received a B.S. in petroleum engineering from Texas A&M University and is a Registered Engineer in Louisiana and Texas. He has served as a director and member of the Executive Committee of the Board of the Houston Museum of Natural Science.

BOARD AND COMMITTEE ACTIVITY AND STRUCTURE

     The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board's standing Audit Committee. Members of the Audit Committee for a given year are selected by the Board following the annual stockholders' meeting. During the fiscal year ended December 31, 1999, the Company's Board of Directors held seven meetings and each incumbent member of the Board attended or participated in at least 75% of the aggregate number of (i) Board meetings and (ii) committee meetings held by all committees of the Board on which he served.

     The Audit Committee annually recommends independent accountants for appointment by the Board of Directors, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. The committee also determines the duties and responsibilities of the Company for the conduct of its internal audit program and receives and reviews reports submitted by the Chief Financial Officer. The Audit Committee held one meeting during the year ended December 31, 1999. The committee's members during 1999 until September 10, 1999 were: Efrem Zimbalist III, Chairman, Kenneth R. Peak and Charif Souki. As of December 31, 1999, the Audit Committee's members were: Kenneth R. Peak, Chairman, William D. Forster and Charles M. Reimer.

     The Compensation Committee reviews and approves the salaries and other compensation for the executive officers of the Company. The Compensation Committee held one meeting during 1999. At December 31, 1999, the members of the Compensation Committee were: William D. Forster, Chairman, Kenneth R. Peak and Charles M. Reimer.

     The Stock Option Committee determines the eligible persons to whom stock options may be granted, the time or times at which options shall be granted, the number of shares of common stock subject to each option, the exercise price for the purchase of shares subject to each option, the time or times when each option shall become exercisable and the duration of the exercise period. The committee also has discretionary authority to interpret the stock option plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each stock option agreement, and to make all determinations necessary or advisable in administration of the plan. The Stock Option Committee held one meeting during the year ended December 31, 1999. The committee's members as of December 31, 1999 were: William D. Forster, Kenneth R. Peak, Charles M. Reimer and Charif Souki. Efrem Zimbalist III served on the committee until his resignation from the Board of Directors on September 10, 1999.

DIRECTOR COMPENSATION

     During the fiscal year ended December 31, 1999, directors received no cash remuneration for serving on the Board of Directors of the Company, nor were they compensated for attending Board or committee meetings. From time to time, outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company through the grant of options to purchase Common Stock of the Company. In March 1999, prior to his election as President and Chief Executive Officer of the Company, Mr. Harvey received options to purchase 35,000 shares of Common Stock at an exercise price of $3.00 per share on or before March 17, 2004. The term of these options was later extended to September 30, 2004.

     In addition, in consideration of their contributions to Cheniere's acquisition of 3-D seismic data covering 8,700 square miles in the Gulf of Mexico, the Company granted to Mr. Harvey and Mr. Peak warrants to purchase 1,000,000 and 200,000 shares of Common Stock, respectively, each at an exercise price of $1.50 per share on or before June 8, 2004.

     In May 2000, the Board of Directors voted to grant options to purchase 50,000 shares of Common Stock to each of its outside directors, Messrs. Forster, Peak, Reimer and Souki, in recognition of their service to the Company during 1999. These grants are contingent upon the stockholders' approval of the proposed amendment to the 1997 Stock Option Plan. The options will be fully vested on the date of grant and are not contingent upon the Company's achievement of earnings goals. The exercise price per share will be the closing market price on the NASDAQ Stock Market on July 12, 2000, the date of the grants. The options will expire five years from the date of grant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES AS DIRECTORS OF THE COMPANY, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.


                  PROPOSED AMENDMENT TO 1997 STOCK OPTION PLAN
                  INCREASING NUMBER OF SHARES SUBJECT TO PLAN

     The Company's Board of Directors has approved and declared the advisability of amending the Company's 1997 Stock Option Plan (the "Plan") to increase the total number of shares of Common Stock subject to the Plan from 1,950,000 to 6,000,000. The amendment would change the first sentence of Article V Section
5.1 to read:

          "Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 6,000,000."

     The purpose of the Plan is to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected directors, officers, and employees of the Company of high caliber and potential upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such directors, officers, and employees to acquire and retain a proprietary interest in the Company by ownership of its stock. The purpose of the amendment is to provide the Company with maximum flexibility and additional resources with which to achieve the objectives of the Plan.

     General and Administration. The Plan provides for the grant of Nonqualified Stock Options and Incentive Stock Options (collectively, "Options"). It is administered by a committee (the "Committee") comprised solely of directors, each of whom is (i) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as selected by the Board of Directors; provided, however, with respect to any Nonqualified Stock Options for directors who are Committee members, the Board of Directors shall function in the capacity as the Committee under the Plan. The Committee will select the persons who, from time to time, will receive Options, the number that they are to receive, the Option price of the shares, the vesting date, and the expiration date.

     Shares of Stock Subject to Plan. Pursuant to the Plan, the Company may grant Options exercisable for up to 1,950,000 shares of Common Stock, which is proposed to be increased to 6,000,000. Those shares may be either authorized but unissued shares or shares held in the Company's treasury. If any outstanding Option terminates for any reason, the shares of Common Stock subject to the unexercised portion of such Option become available for new Option grants. The number of shares of Common Stock which may be issued under the Plan and pursuant to then outstanding Stock Options are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, reorganizations or similar transactions.

     Options. The two types of Options which the Committee may grant under the Plan are Nonqualified Stock Options and Incentive Stock Options. Incentive Options may only be granted to Eligible Persons who are considered employees of the Company or any Subsidiary. An Option will be effective on the date it is approved by the Committee unless the Committee specifies a later effective date. The Company and the Optionee shall enter into a Stock Option Agreement which details the terms and conditions of the Options granted. The Committee sets the Option Price, however, the Option Price of an Incentive Stock Option shall not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of a share of Common Stock on the date of grant. A Nonqualified Stock Option that is intended to qualify as performance based compensation to an officer subject to Section 162(m) of the Code must be granted with an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date. An Option shall vest and become exercisable as stated in the applicable Stock Option Agreement, provided that the Optionee is an eligible Person on the applicable vesting dates. The Committee has sole discretion to accelerate any Option at any time. An Option must be exercised within ten years from the date of grant unless a shorter period is specified in the Stock Option Agreement.

     An Option may be exercised wholly or in part, in whole share increments, at any time within the period permitted for exercise. Only the Optionee may exercise an Option during the Optionee's lifetime, except that in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by the Optionee's guardian or legal representative. Optionees may not transfer Options other than by will or the laws of descent and distribution.

     Tax Consequences to the Company. An Optionee does not recognize any income for federal tax purposes at the time a Nonqualified Stock Option is granted, and the Company is not then entitled to a deduction. When any Nonqualified Stock Option is exercised, the Optionee recognizes ordinary income in an amount equal to the difference between the fair market value of the shares on the exercise date and the exercise price of the Nonqualified Stock Option, and the Company generally recognizes a tax deduction in the same amount.

     The Company is not entitled to a tax deduction as the result of the grant or qualified exercise of an Incentive Stock Option. If an Optionee disposes of shares acquired upon exercise of an Incentive Stock Option within either two years after the date of its grant or one year after its exercise, the disposition is a disqualifying disposition and the Optionee will recognize ordinary income in the year of such disposition. The Company generally is entitled to a deduction in the year of the disqualifying disposition in an amount equal to the ordinary income recognized by the Optionee as a result of such disposition.

     Taxable compensation earned by certain named executive officers subject to
Section 162(m) of the Code in respect of Stock Options is generally intended to satisfy the requirements for "qualified performance-based compensation," but no assurance can be provided that the Company will be able to satisfy these requirements in all cases, and the Company may, in its sole discretion, determine in one or more cases that it is in its best interest not to satisfy these requirements even if it is able to do so.

     Termination of Service. Unless otherwise provided in the Stock Option Agreement, if an Optionee dies after the date of grant, the executor or administrator of the Optionee's estate, or anyone to whom an outstanding Option has been validly transferred by will or the laws of descent and distribution, will have the right, within one year after the Optionee's death, to exercise any portion of the Option which was exercisable but unexercised at the time of the Optionee's death. If an Optionee's employment or other service with the Company or any Subsidiary is terminated due to permanent and total disability at any time after grant, the Optionee, or his legal guardian or representative, will have the right, within one year of the date of the Optionee's disability, to exercise any portion of the outstanding Option which was exercisable but unexercised at the time of the Optionee's termination due to disability. The period for exercise of an Option after the date of death or disability is limited by the maximum term set for exercise in the Stock Option Agreement. The Committee may determine at or after the grant to make any portion of an Option that is not exercisable at the date of death or disability immediately vested and exercisable. Unless otherwise provided in the Stock Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary is terminated for cause (as defined in the Plan), the Optionee's right to exercise any unexercised portion of any Option will terminate and all rights under any Option will cease. If an Optionee's employment or other service with the Company is terminated for any reason other than death, permanent and total disability, or for cause, the Optionee will have the right to exercise any Option to the extent it was exercisable and unexercised on the date of termination during the period which ends the earlier of 90 days after termination or the date that the Option expires.

     Change in Control. Upon a "Change in Control" (as defined in the Plan) of the Company, the unvested portion of every outstanding Option will become fully and immediately vested and an Optionee must surrender his or her Option and receive, for each share of Common Stock issuable under the Option outstanding at such time, a cash payment equal to the excess of the fair market value of the Common Stock at the time of the Change in Control over the Option Price of the Common Stock. The vesting and cash payment described above will not occur if
(i) the Change in Control was approved by at least two-thirds of the Board who were serving as such immediately prior to the transaction and (ii) provision has been made in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new Options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices.

     Termination and Amendment. The Plan terminates in April 2007. The Board may, in its sole discretion and at any earlier date, terminate the Plan; provided, however, no termination of the Plan shall in any manner affect any Option already granted under the Plan without the consent of the Optionee or the permitted transferee of the Option. The Board may at any time and from time to time, amend or modify the Plan, however, no amendment or modification of the Plan shall in any manner affect any Option already granted under the Plan without the consent of the Optionee or the permitted transferee of the Option and certain amendments may require stockholder approval.

     Certain Securities Law Matters. The Company has registered under the Securities Act of 1933 the common stock reserved for issuance under the Plan on a registration statement on Form S-8 and intends to register the additional shares in the same fashion if the amendment to the Plan is approved.

New Plan Benefits. The Board of Directors has voted to grant stock options as set forth in the following table, contingent upon the stockholders' approval of the proposed amendment to the 1997 Stock Option Plan. Options to be granted to employees of the Company will vest equally over four years and are not contingent upon the Company's achievement of earnings goals. The options expire after the earlier of five years or six months after the termination of the optionholder's employment with, or service as a director of, the Company for any reason other than retirement, death or disability. Options to be granted to outside directors will vest fully on the date of grant and will expire five years from that date.

Name and Position                                        Number of Options (1)
-----------------                                        -----------------
Charif Souki                                                        50,000 (2)
  Chairman of the Board

Walter L. Williams                                                 150,000
  Vice Chairman

Michael L. Harvey                                                  250,000
  President and Chief Executive Officer

Ron  A. Krenzke                                                    220,000
  Executive Vice President - Exploration

Keith F. Carney                                                    150,000
  Executive Vice President - Business Development

Don A. Turkleson                                                   150,000
  Chief Financial Officer, Treasurer & Secretary

William D. Forster                                                  50,000 (2)
  Director

Charles M. Reimer                                                   50,000 (2)
  Director

Kenneth R. Peak                                                     50,000 (2)
  Director

Executive Group                                                    920,000

Non-Executive Director Group                                       200,000

Non-Executive Officer Employee Group                               546,000

-----------------------
(1) No dollar value is assigned to the stock options because the exercise price per share will be the closing market price on the NASDAQ Stock Market on July 12, 2000, the date of grant.
(2) The grants to these individuals are to be made in their capacities as outside directors.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 STOCK OPTION PLAN INCREASING THE TOTAL NUMBER OF SHARES SUBJECT TO THE PLAN FROM 1,950,000 TO 6,000000.


           PROPOSED AMENDMENT TO INCREASE NUMBER OF TOTAL AUTHORIZED CAPITAL SHARES AND NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Board of Directors has approved and declared the advisability of amending the Company's Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of capital stock from 65,000,000 to 125,000,000 and the number of authorized shares of Common Stock from 60,000,000 to 120,000,000. The amendment would change the first sentence and items (1) and (2) of Article Fourth of the Company's Amended and Restated Certificate of Incorporation to be and read in their entirety as follows:

          "FOURTH: The total number of shares of stock that the Company shall have authority to issue is 125,000,000 shares, consisting of:

          (1) 120,000,000 shares of Common Stock, having a par value of $.003 per share; and
          (2) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share."

     The purpose of the amendment is to provide the Company with maximum flexibility in arranging future funding for anticipated leasing and drilling activities related to its 3-D seismic exploration projects in the Gulf of Mexico, for acquisitions and for other corporate purposes. There remain only 5,703,214 shares of the Company's authorized Common Stock which are unissued and not already reserved for issuance for a specific purpose. As of May 26, 2000, the Record Date, there were 42,989,572 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. There are 2,144,445 shares of Common Stock reserved for issuance upon exercise of outstanding options and 9,162,769 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants.

     The proposed amendment will not affect the existing rights of holders of Common Stock. Under Delaware law, since the Company's Amended and Restated Certificate of Incorporation does not expressly grant preemptive rights, holders of Common Stock do not have preemptive rights to acquire unissued shares, treasury shares or securities convertible into such shares. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the voting power of existing holders of Common Stock. It also may adversely affect the market price of the Common Stock. However, the Company's financial performance and market price of the Common Stock may benefit from the issuance of additional shares in transactions which yield the Company additional assets, favorable business opportunities or additional working capital to pursue its business plans.

     Section 203 of the Delaware General Corporation Law ("Section 203") generally provides that a stockholder acquiring 15% or more of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") may not engage in certain Business Combinations (as defined in
Section 203) with the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding (not counting shares owned by officers and directors or certain employee stock plans), or (iii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the corporation's board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 defines the term Business Combination to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, such as mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder, or transactions in which the Interested Stockholder receives certain other benefits.

     The provisions of Section 203, coupled with the Board of Director's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of the Company. The provisions could also discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders. The Company's stockholders, by adopting an amendment to the Amended and Restated Certificate of Incorporation or the Bylaws, may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Certificate nor the Bylaws currently exclude the Company from the restrictions imposed by
Section 203.

     The Company has retained an investment banker to help it access additional capital, and is currently in discussions with several institutions regarding a private placement of debt and equity securities. Such discussions could result in an equity offering of a substantial portion, or even substantially all, of the additional shares of Common Stock authorized under this proposal. The Company presently has no specific arrangements, commitments or understandings to issue additional shares of Common Stock to any of such investors. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock to any of such investors may be appropriate in connection with the aforementioned transaction.

     If this proposal is approved, the Board of Directors does not intend to seek further shareholder approval prior to the issuance of any additional shares of Common Stock in any such future transaction unless required by law, the Articles of Incorporation or the listing requirements of the Nasdaq Stock Market.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE TOTAL NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK FROM 65,000,000 TO 125,000,000 AND THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 60,000,000 TO 120,000,000.


                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                           AS INDEPENDENT ACCOUNTANTS

     The Board of Directors recommends to stockholders that the certified public accounting firm of PricewaterhouseCoopers LLP serve as the Company's independent accountants for the fiscal year ending December 31, 2000.
PricewaterhouseCoopers LLP has served as the Company's independent auditors since May 1998 and has audited the financial statements of the Company from the date of its inception (February 21, 1996) through December 31, 1999.

     The Company anticipates that representatives of PricewaterhouseCoopers LLP will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company's financial statements.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.


                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of each executive officer of the Company, all of whom serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board:

       Name               Age                     Position
------------------       -----   ----------------------------------------------
Charif Souki               47    Chairman
Walter L. Williams         72    Vice Chairman
Michael L. Harvey          52    President and Chief Executive Officer
Ron A. Krenzke             47    Executive Vice President - Exploration
Keith F. Carney            43    Executive Vice President - Business Development
Don A. Turkleson           45    Chief Financial Officer, Secretary & Treasurer

     CHARIF SOUKI served as Co-Chairman of the Board of Directors until June 4, 1999, when he was elected Chairman. Mr. Souki also served as a director of the Company throughout the fiscal year ended December 31, 1999. Further information regarding Mr. Souki is provided above under "Election of Directors--Nominees."

     WALTER L. WILLIAMS currently serves as Vice Chairman of the Board of Directors. Mr. Williams served as President, Chief Executive Officer and a director of the Company during the fiscal year ended December 31, 1999. Further information regarding Mr. Williams is provided above under "Election of Directors--Nominees."

     MICHAEL L. HARVEY is currently President and Chief Executive Officer and a director of Cheniere. Mr. Harvey served as a director of Cheniere throughout the fiscal year ended December 31, 1999. Further information regarding Mr. Harvey is provided above under "Election of Directors - Nominees."

     RON A. KRENZKE is currently Executive Vice President - Exploration for Cheniere. Prior to joining Cheniere, Mr. Krenzke was Executive Vice President and Chief Operating Officer of XPLOR Energy, Inc. Mr. Krenzke started his career as a geophysicist in 1974 and has since held various technical and management positions at Mobil Oil, Texas Eastern, Monsanto Oil, and Amerada Hess. In 1990, he founded South Coast Exploration Company and Interactive Exploration Solutions, Inc. (INEXS), where he served as President and director, respectively. In 1997, these companies were merged with XPLOR Energy.

     KEITH F. CARNEY is currently Executive Vice President - Business Development of Cheniere. He served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997. Prior to joining Cheniere, Mr. Carney was a securities analyst in the oil and gas exploration/production sector with Smith Barney, Inc. from 1992-1996. From 1982-1990 he was employed by Shell Oil as an exploration geologist, with assignments in the Gulf of Mexico, the Middle East and other areas. He received an M.S. in geology from Lehigh University in 1982 and an M.B.A.-Finance from the University of Denver in 1992. Mr. Carney currently serves as a director for Pyr Energy.

     DON A. TURKLESON is currently Chief Financial Officer, Secretary and Treasurer of Cheniere. Prior to joining Cheniere in 1997, Mr. Turkleson was employed by PetroCorp Incorporated from 1983 to 1996, as Controller until 1986, then as Vice President - Finance, Secretary and Treasurer. From 1975 to 1983, he worked as a Certified Public Accountant in the natural resources division of Arthur Andersen & Co. in Houston. Mr. Turkleson received a B.S. in accounting from Louisiana State University in 1975. He is a director, Treasurer and past Chairman of the Board of Neighborhood Centers, Inc., a nonprofit organization.


EXECUTIVE COMPENSATION

     The following table reflects all compensation received by the chief executive officer and by each of the five other most highly compensated executive officers of the Company during the three years ended December 31, 1999, 1998 and 1997 (collectively, the "Named Executives"). Mr. Forster did not receive compensation sufficient to require that he be included in this table.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                      Annual Compensation             Compensation Awards
                                                 -----------------------------       ---------------------
                                                                  Other Annual       Securities Underlying
Name and Principal Position           Year        Salary          Compensation          Options/SARs (#)
-------------------------------       ----       --------         ------------       ---------------------
Charif Souki                          1999       $120,000                -                          -
Chairman                              1998       $ 30,000 (1)            -                          -
                                      1997              -                -                          -

Walter L. Williams                    1999       $120,000                -                    100,000
Vice Chairman (former President       1998       $120,000                -                          -
and Chief Executive Officer)          1997       $120,000                -                     50,000

Michael L. Harvey                     1999       $102,087 (2)            -                  1,035,000 (2)
President and                         1998              -                -                          -
Chief Executive Officer               1997              -                -                          -

Ron A. Krenzke                        1999       $ 96,250 (3)      $37,500 (3)                600,000
Executive Vice President -            1998              -                -                          -
Exploration                           1997              -                -                          -

Keith F. Carney                       1999       $100,000                -                    100,000
Executive Vice President -            1998       $100,000                -                          -
Business Development                  1997       $ 90,833 (4)            -                     50,000

Don A. Turkleson                      1999       $100,000                -                    100,000
Chief Financial Officer,              1998       $100,000                -                          -
Secretary and Treasurer               1997       $  8,333 (5)            -                     50,000


(1) On October 1, 1998, Mr. Souki commenced providing consulting services to the Company pursuant to a Services Agreement and is compensated at a rate of $10,000 per month.
(2) Mr. Harvey's 1999 salary was payment for seven months of employment, based on an annual salary of $175,000, beginning on his June 1, 1999 date of hire. Mr. Harvey received stock options to purchase 35,000 shares of Common Stock when he was elected to the Board of Directors in March 1999. He received warrants to purchase 1,000,000 shares of Common Stock in June 1999.
(3) Mr. Krenzke's 1999 salary was payment for seven months of employment, based on an annual salary of $165,000, beginning on his June 1, 1999 date of hire. Mr. Krenzke's Other Annual Compensation represents 150,000 shares of Common Stock, valued at $0.25 per share, received in conjunction with Mr. Krenzke's employment by Cheniere.
(4) Effective December 1, 1997, Mr. Carney's annual salary was increased from $90,000 to $100,000.
(5) Mr. Turkleson's salary for the year ended December 31, 1997 was payment for one month of employment from his inception date of December 1, 1997 based on an annual salary of $100,000.

OPTION GRANTS
     Stock options granted to Named Executives during the year ended December 31, 1999 are summarized in the following table:


                                     Individual Grants                                          Potential Realizable Value
--------------------------------------------------------------------------------------------      at Assumed Annual Rates
                    Number of Securities      % of Total                                        of Stock Price Appreciation
                        Underlying           Options/SARs       Exercise or                           for Option Term
                        Options/SARs      Granted to Employees   Base Price    Expiration       --------------------------
        Name              Granted           in Fiscal Period     Per Share        Date             5%               10%
------------------  --------------------  --------------------  -----------    ----------       --------          --------
Charif Souki                     -                 -                  -             -                  -                 -

Walter L. Williams         100,000               4.0%              $1.50        09/30/04        $ 11,108          $ 50,407

Michael L. Harvey        1,000,000              39.9%              $1.50        06/08/04        $294,452          $764,377
                            35,000               1.4%              $3.00        09/30/04        $      -          $      -

Ron A. Krenzke             600,000              23.9%              $1.50        09/30/04        $ 62,325          $291,904

Keith F. Carney            100,000               4.0%              $1.50        09/30/04        $ 11,108          $ 50,407

Don A. Turkleson           100,000               4.0%              $1.50        09/30/04        $ 11,108          $ 50,407


     Outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company through the grant of options to purchase Common Stock of the Company.
In March 1999, prior to his election as President and Chief Executive Officer of the Company, Mr. Harvey received options to purchase 35,000 shares of Common Stock at an exercise price of $3.00 per share on or before March 17, 2004. The term of these options was later extended to September 30, 2004. In addition, in consideration of their contributions to Cheniere's acquisition of 3-D seismic data covering 8,700 square miles in the Gulf of Mexico, the Company granted to Mr. Harvey and Mr. Peak warrants to purchase 1,000,000 and 200,000 shares of Common Stock, respectively, each at an exercise price of $1.50 per share on or before June 8, 2004. No other grants of stock options or warrants were made to directors during 1999.


OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information regarding unexercised options or warrants to purchase shares of Common Stock granted by the Company to Named Executives. No Named Executives exercised any Common Stock options during the fiscal year ended December 31, 1999.

                                 Number of Securities Underlying                      Value of Unexercised In-the-Money
                           Unexercised Options/SARs at December 31, 1999             Options/SARs at December 31, 1999 (1)
                           ---------------------------------------------            ----------------------------------------
        Name               Exercisable                     Unexercisable             Exercisable               Unexercisable
        ----               -----------                     -------------             -----------               -------------
Charif Souki                        -                                -                     -                           -

Walter L. Williams            175,000                          125,000                     -                           -

Michael L. Harvey           1,000,000                           35,000                     -                           -

Ron  A. Krenzke               300,000                          300,000                     -                           -

Keith F. Carney               137,500                          162,500                     -                           -

Don A. Turkleson               25,000                          125,000                     -                           -


(1) The value of unexercised options and warrants to purchase Common Stock at December 31, 1999 is nil since the $.72 per share market value of the underlying securities at December 31, 1999 was less than the exercise prices.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation provides that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Delaware law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

     The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent possible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of May 26, 2000 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and Named Executive, and by all directors and executive officers as a group:

                                                                          Amount and Nature of            Percent
                               Name                                       Beneficial Ownership           of Class
------------------------------------------------------------              --------------------           --------
Arabella SA                                                                     4,595,600   (1)            10.5%
Azure Energy Fund, Inc.                                                         3,000,030   (2)            7.0%
BSR Investments, Ltd.                                                           4,124,645   (3)            9.5%
Emanuel Batler                                                                     81,000   (4)              *
Nuno Brandolini                                                                 4,595,600   (5)            10.5%
Keith F. Carney                                                                   162,500   (6)              *
William D Forster                                                               2,846,211   (7)            6.6%
Michael L. Harvey                                                               1,022,500   (8)            2.3%
Ron A. Krenzke                                                                    525,000   (9)            1.2%
Kenneth R. Peak                                                                   235,000  (10)              *
Charles M. Reimer                                                                  63,571  (11)              *
Charif Souki                                                                            -  (12)              *
Don A. Turkleson                                                                   75,000  (13)              *
Walter L. Williams                                                                250,000  (14)              *
All directors and executive officers as a group (11 persons)                    9,856,382  (15)            21.4%


* - Less than 1%

(1) Includes warrants to purchase 855,000 shares of the Company's Common Stock held by Arabella S.A. Arabella's address is: 35, rue Glesener, L-1621, Luxembourg.

(2) The address of Azure Energy Fund, Inc. is: c/o Azure Capital Management Ltd., c/o Scotia McLeod, Suite 1800, 700 2nd Street S.W., Calgary Alberta, T2P-2W1, Canada.

(3) BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR and the mother of Charif Souki. Charif Souki disclaims beneficial ownership of the shares. Includes warrants to purchase 626,067 shares of the Company's Common Stock. BSR's address is c/o Harney, Westwood & Riegels, Box 71, Craigmuir Chambers, Road Town, Tortola, B.V.I.

(4) Mr. Batler has been nominated for election to the Board of Directors. Includes 27,000 shares issuable upon exercise of presently exercisable warrants.

(5) Includes 3,590,000 shares and warrants to purchase 855,000 shares of Common Stock held by Arabella SA, of which Mr. Brandolini disclaims beneficial ownership. Mr. Brandolini serves as Chairman and Chief Executive Officer of Scorpion Holdings, Inc, which manages investments for Arabella SA. Mr. Brandolini also serves as a director of Arabella SA.

(6) Includes 150,000 shares issuable upon exercise of presently exercisable options and 12,500 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement. Excludes 137,500 shares issuable upon the exercise of options held by Mr. Carney but not exercisable within 60 days of the filing of this proxy statement.

(7) Does not include 100,000 shares held by a trust for the benefit of Mr. Forster's mother of which Mr. Forster is a 20% remainderman and of which shares he disclaims beneficial ownership. Mr. Forster's address is c/o Cheniere Energy, Inc., 1200 Smith Street, Suite 1740, Houston, TX 77002-4312.

(8) Includes 22,500 shares issuable upon exercise of presently exercisable options and 1,000,000 shares issuable upon exercise of presently exercisable warrants. Excludes 12,500 shares issuable upon the exercise of options held by Mr. Harvey but not exercisable within 60 days of the filing of this proxy statement.

(9) Includes 300,000 shares issuable upon exercise of presently exercisable options and 75,000 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement. Excludes 225,000 shares issuable upon the exercise of options held by Mr. Krenzke but not exercisable within 60 days of the filing of this proxy statement.

(10) Includes 35,000 shares issuable upon exercise of presently exercisable options and 200,000 shares issuable upon exercise of presently exercisable warrants held by Mr. Peak.

(11) Includes 35,000 shares issuable upon exercise of presently exercisable options held by Mr. Reimer.

(12) Does not include 3,498,578 shares nor warrants to purchase 626,067 shares of Cheniere Common Stock held by BSR Investments, Ltd. of which Charif Souki disclaims beneficial ownership. BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR Investments, Ltd. and the mother of Charif Souki.

(13) Includes 37,500 shares issuable upon exercise of presently exercisable options and 12,500 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement. Excludes 100,000 shares issuable upon the exercise of options held by Mr. Turkleson but not exercisable within 60 days of the filing of this proxy statement.

(14) Includes 187,500 shares issuable upon exercise of presently exercisable options, 12,500 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement and 20,000 shares owned by Mr. Williams' wife. Excludes 100,000 shares issuable upon the exercise of options held by Mr. Williams but not exercisable within 60 days of the filing of this proxy statement.

(15) Includes an aggregate of 767,500 shares issuable upon exercise of presently exercisable options, 112,500 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement, and 2,082,000 shares issuable upon exercise of presently exercisable warrants. Excludes an aggregate of 575,000 shares issuable upon the exercise of options not exercisable within 60 days of the filing of this proxy statement. Includes 3,590,000 shares and warrants to purchase 855,000 shares of Common Stock, of which beneficial ownership is disclaimed, as described in note (5).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the fiscal year ended December 31, 1999:

     The Compensation Committee, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company's stock option plan.
The Committee also establishes salary ranges for officers and certain key employees, and generally approves specific amounts within those ranges on the recommendation of management.

     In establishing compensation policies, the Committee believes that cash compensation of executive officers, as well as other key employees, should be competitive with other similar oil and gas companies or other business opportunities available to such executive officers and key employees while, within the Company, being fair and discriminating on the basis of personal performance. Periodic awards of stock options are intended to both retain executives and to motivate them to accomplish long-term growth objectives and improve long-term market performance.

     The Committee has from time to time retained outside compensation consultants to conduct compensation surveys and advise the Committee concerning compensation matters, and the Committee has surveyed the executive compensation levels of companies in the oil and gas industry that are similar to the Company.

     Cheniere has no employment agreements with any of its executive officers. The Company seeks to relate a significant portion of the potential total executive compensation to the Company's financial performance. In general, executive financial rewards at Cheniere may be segregated into the following components: salary and stock-based benefits. The Board has not awarded any bonus compensation.

     Base compensation for senior executive officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in their respective executive positions.

     The Committee is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. Toward that goal, the Company established the Cheniere Energy, Inc. 1997 Stock Option Plan and has made periodic grants of stock options to its officers and other key employees. See "Proposed Amendment to 1997 Stock Option Plan Increasing Number of Shares Subject to Plan;" "Management - Executive Compensation;" and "Management - Option Grants."

     Chief Executive Officer's Compensation. The Board determines the compensation of the Chief Executive Officer in substantially the same manner as the compensation of the other officers. In establishing the base salary for Mr. Williams and for Mr. Harvey for the 1999 fiscal year, the Board assessed (i) the performance of the Company, (ii) total return to stockholders, (iii) progress toward implementation of the Company's strategic business plan and (iv) compensation levels of chief executive officers of similar companies in the oil and gas industry.

     Mr. Williams served as President and Chief Executive Officer of the Company until June 4, 1999, when he was elected Vice Chairman. Mr. Williams received a base salary at the rate of $120,000 per year and was awarded 100,000 stock options at an exercise price of $1.50 per share. In consideration of his performance in 1999, the Committee has awarded Mr. Williams 150,000 stock options, contingent upon stockholder approval of the proposed increase in the number of shares of Common Stock subject to the 1997 Stock Option Plan. If stockholder approval of the proposal is received at the annual stockholders' meeting on July 12, 2000, the effective date of this grant will be July 12, 2000, and the exercise price for these stock options will be the closing market price of the Common Stock on that date.

     In March 1999, prior to his election as President and Chief Executive Officer of the Company, Mr. Harvey received options to purchase 35,000 shares of Common Stock at an exercise price of $3.00 per share on or before March 17, 2004. The term of these options was later extended to September 30, 2004. In addition, in consideration of his contribution to Cheniere's acquisition of 3-D seismic data covering 8,700 square miles in the Gulf of Mexico, the Company granted to Mr. Harvey warrants to purchase 1,000,000 shares of Common Stock, at an exercise price of $1.50 per share on or before June 8, 2004. Mr. Harvey was elected President and Chief Executive Officer of the Company on June 4, 1999. Mr. Harvey received a base salary at the rate of $175,000 per year beginning on the date of his employment. In consideration of his performance in 1999, the Committee has awarded Mr. Harvey 250,000 stock options, contingent upon stockholder approval of the proposed increase in the number of shares of Common Stock subject to the 1997 Stock Option Plan. If stockholder approval of the proposal is received at the annual stockholders' meeting on July 12, 2000, the effective date of this grant will be July 12, 2000, and the exercise price for these stock options will be the closing market price of the Common Stock on that date.

     Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 limits the deductibility to the Company of cash compensation in excess of $1 million paid to the Company's chief executive officer and the next four highest paid officers during any fiscal year, unless such compensation meets certain requirements. During 1999, the Committee reviewed compensation programs in light of the requirements of this law. The Committee does not expect the new law to impact the Company in 2000 or for the foreseeable future in any significant way, if at all.

                                    THE COMPENSATION COMMITTEE
                                    William D. Forster, Chairman
                                    Kenneth R. Peak
                                    Charles M. Reimer

     PURSUANT TO SEC RULES, THIS SECTION OF THIS PROXY STATEMENT IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE INTO THE COMPANY'S ANNUAL REPORT ON FORM 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In addition to serving as a director of the Company, several directors held positions as executive officers during the fiscal year ended December 31, 1999. Mr. Forster served as Co-Chairman of the Board until June 4, 1999. Mr. Souki served as Co-Chairman of the Board until June 4, 1999 and then as Chairman of the Board; Mr. Williams served as President and Chief Executive Officer until June 4, 1999 and then as Vice Chairman of the Board. Mr. Harvey served as President and Chief Executive Officer, commencing on June 4, 1999.

COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock against the S&P Oil and Gas (Exploration & Production) Index, and the Russell 1000 Index for the period beginning on July 3, 1996 and ending at fiscal year-end December 31, 1999. The Company's common stock began trading on the OTC Bulletin Board on July 3, 1996 and moved to the NASDAQ SmallCap Market on April 11, 1997. The graph was constructed on the assumption that $100 was invested in the Company's Common Stock, the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index on July 3, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG CHENIERE ENERGY, INC., S&P OIL & GAS (EXPLORATION & PRODUCTION) INDEX,
                             AND RUSSELL 2000 INDEX



                           [STOCK PERFORMANCE CHART]





                                            August 31,         December 31,
                                July 3,   --------------  ---------------------
                                 1996      1996    1997    1997   1998   1999
                                ------    ------  ------  ------ ------ ------
Cheniere Energy, Inc.            $100      $117    $119    $ 69   $ 33   $ 24

S&P Oil & Gas (Exploration &
  Production) Index              $100      $ 99    $116    $106   $ 73   $ 87

Russell 2000 Index               $100      $ 97    $123    $127   $122   $146





CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BSR Investments, Ltd. ("BSR"), an entity holding approximately 9.5% of the outstanding shares of the Company's Common Stock, is under the control of Nicole Souki, the mother of Charif Souki, Chairman of the Board of Directors. Charif Souki has been engaged, from time to time, as a consultant to BSR. Charif Souki disclaims beneficial ownership of all shares held by BSR.

     BSR purchased $2,000,000 of the notes issued in connection with Cheniere's $4,000,000 December 1997 Bridge Financing. BSR pledged a portion of its investment in Cheniere Common Stock to fund its purchase of the notes. In conjunction with the financing, BSR received warrants to purchase 566,667 shares of the Company's Common Stock at an exercise price of $1.50 per share. In March 1999, BSR exchanged the $2,000,000 of Cheniere notes payable which it held for 2,777,778 shares of Cheniere Common Stock. In May 1999, BSR purchased an additional $240,000 in Cheniere notes payable from another note holder. In July 1999, the Company repaid $120,000 to BSR at the time it repaid 50% of the outstanding balances on all of its notes issued in the December 1997 Bridge Financing. On September 30, 1999, BSR exchanged its remaining $120,000 note payable and $1,000 in accrued interest for 110,000 units ($1.10 per unit), each unit representing one share of Common Stock and one half warrant to purchase a share of Common Stock at an exercise price of $1.50 per share on or before September 30, 2002. In April 2000, the Company issued an additional 4,400 units, representing 4,400 shares of Common Stock and warrants to purchase 4,400 shares of Common Stock, to BSR pursuant to a price adjustment provision included in the September 1999 offering. During 1999, the Company paid BSR $22,640 in interest related to notes held by BSR.

     In conjunction with certain of the Company's private placements of equity, placement fees have been paid to Investors Administration Services, Limited ("IAS"), a company in which the brother of Charif Souki, Cheniere's Chairman, is a principal. Placement fees paid to IAS totaled $562,372 for the year ended December 31, 1999. In addition, in connection with the sale of 10,483,031 units (of Common Stock and warrants), Cheniere granted to IAS, or its assigns, warrants to purchase 645,000 shares of Cheniere Common Stock at an exercise price of $1.00 per share on or before December 30, 2002.

     In March 1999, Arabella SA acquired 2,000,000 shares of the Company's Common Stock from BSR in connection with the cancellation of a $2,000,000 note payable by BSR to Arabella. In December 1999, Arabella acquired 1,500,000 shares of the Company's Common Stock in a private placement at a price of $0.33 1/3 per share.

     All such transactions were approved by the Board of Directors of the Company, and the Company believes that each such transaction was on terms that were comparable to, or more favorable to the Company than, those that might have been obtained by the Company on an arm's length basis from unaffiliated parties.


                                 OTHER MATTERS

REQUIRED VOTE

     Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of Common Stock as of the Record Date represented at the meeting in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the meeting, (i) the seven director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefor will be elected directors, (ii) the proposed amendment to the Company's 1997 Stock Option Plan will require approval by a majority of shares represented in person or by proxy at the annual meeting, (iii) the proposed amendment to the Company's Amended and Restated Certificate of Incorporation will require approval by a majority of shares entitled to vote thereon and (iv) approval of PricewaterhouseCoopers LLP as independent accountants will require approval by a majority of shares represented in person or by proxy at the annual meeting. Abstentions and broker non-votes with respect to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation will have the same effect as a vote against approval thereof, but will have no effect with respect to the other matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of the Company's stock ("Reporting Persons") are required from time to time to file with the Securities and Exchange Commission and the NASDAQ SmallCap Market reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended December 31, 1999, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met except that an initial report on Form 3 for Arabella SA and a change in beneficial ownership report on Form 4 for BSR Investments, Ltd were filed late.

STOCKHOLDER PROPOSALS

     Management anticipates that the Company's 2001 annual stockholders meeting will be held during May 2001. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2001 annual stockholders meeting must submit the proposal to the Company on or before December 30, 2000. Any such proposals should be timely sent to the Secretary of the Company, 1200 Smith Street, Suite 1740, Houston, Texas 77002-4312.

AVAILABILITY OF ANNUAL REPORT

     The Company is including herewith a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which has been filed with the Securities and Exchange Commission in Washington, D.C. and is incorporated in this Proxy Statement by reference.

     The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company's furnishing such exhibits. Requests for copies should be directed to the Company at 1200 Smith Street, Suite 1740, Houston, Texas 77002-4312.

                                        By order of the Board of Directors,

                                              /s/ DON A. TURKLESON
                                        __________________________________
                                                  Don A. Turkleson
                                       Secretary and Chief Financial Officer






June 12, 2000

                             CHENIERE ENERGY, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 12, 2000

     The undersigned hereby appoints Keith F. Carney and Don A. Turkleson, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Cheniere's offices at Two Allen Center, 1200 Smith Street, Suite 1740, Houston, Texas on Wednesday, July 12, 2000 at 10:00 a.m., Houston, Texas time, and at any adjournment thereof.

                    (TO BE VOTED AND SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             CHENIERE ENERGY, INC.

                                 JULY 12, 2000

                Please Detach and Mail in the Envelope Provided

A   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

FOR election (except as indicated below)         WITHHOLD authority to        NOMINEES:     Emanuel Batler
1.  ELECTION OF                                  vote for all nominees                      Nuno Brandolini
    DIRECTORS                                    listed at right                            Michael L. Harvey
                                                                                            Kenneth R. Peak
                                                                                            Charles M. Reimer
                                                                                            Charif Souki
                                                                                            Walter L. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.

______________________________________________


2.   Approval of the proposed amendment to Company's 1997 Stock Option Plan              FOR   AGAINST   ABSTAIN
     to increase the number of shares subject to the Plan from 1,950,000 to
     6,000,000.

3.   Approval of the amendment to the Amended and Restated Certificate of                FOR   AGAINST   ABSTAIN
     Incorporation increasing the total number of shares of authorized Capital
     Stock from 65,000,000 to 125,000,000 and the number of shares of authorized
     Common Stock from 60,000,000 to 120,000,000.

4.   Appointment of PricewaterhouseCoopers LLP as independent accountants                FOR   AGAINST   ABSTAIN
     for the year ended December 31, 2000.

5. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS
     PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR EACH OF THE PROPOSALS IDENTIFIED IN
     ITEMS 2, 3 AND 4.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED
     HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Signature(s) of Stockholder__________________________________________________________________________________________

Dated this ____ day of _____________, 2000

Note:  Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.